OPERATING AGREEMENT of P/E CAPITAL DAO LLC a Wyoming Decentralized Autonomous Organization LLC

This Operating Agreement (Agreement) is entered into and made effective as of the Effective Date by and among the Members of P/E Capital DAO LLC, a Wyoming limited liability company organized as a decentralized autonomous organization (DAO LLC) under the Wyoming Limited Liability Company Act and the Wyoming Decentralized Autonomous Organization Supplement.

ARTICLE I FORMATION
1.1 Formation
The Members hereby confirm the formation of P/E Capital DAO LLC as a Wyoming DAO LLC pursuant to:
* Wyoming Limited Liability Company Act, W.S. section 17-29-101 et seq.; and
* Wyoming Decentralized Autonomous Organization Supplement, W.S. section 17-31-101 et seq.
1.2 Name
The name of the Company shall be:
P/E Capital DAO LLC
The Company may operate under trade names, brands, or platforms including:
* AI.X
* AI.X Swap Portal
* EMRL.D
* RUBY.D
or other names approved by the Members.
1.3 Principal Office
The principal office and principal place of business of the Company shall be:

P/E Capital DAO LLC
680 S Cache Street, Suite 100-7414
Jackson, Wyoming 83001
United States of America
Phone: 888-929-2825

The Company may establish additional offices, operational hubs, virtual offices, blockchain-based administrative systems, or international representative offices as determined by the Founders, Directors, or governance mechanisms of the Company.

The above address is consistent with publicly available filings of P/E Capital DAO LLC with the United States Securities and Exchange Commission (SEC) through the EDGAR system.

1.4 Registered Agent
The Company shall continuously maintain a registered agent in the State of Wyoming in accordance with applicable law.
1.5 Term
The Company shall continue perpetually unless dissolved pursuant to this Agreement or Wyoming law.

ARTICLE II PURPOSE
2.1 Business Purpose
The Company is organized to engage in any lawful business activity permitted under Wyoming law, including but not limited to:
1. Tokenization of real-world assets (RWAs);
2. Development and operation of blockchain-based investment and settlement infrastructure;
3. Issuance, administration, and governance of digital asset securities and utility tokens;
4. Development and operation of decentralized finance (DeFi) systems;
5. Acquisition, holding, management, valuation, custody, and monetization of gemstone and alternative assets;
6. Operation of platforms including AI.X Swap Portal;
7. Formation and administration of Special Purpose Vehicles (SPVs), DAOs, and affiliated entities;
8. Participation in securities offerings, Regulation A offerings, Regulation D offerings, token syndications, and related activities subject to applicable law;
9. Entering partnerships, Memorandum of Understandings (MOUs), Memorandum of Agreements (MOAs), licensing arrangements, and exchange integrations.

2.2 Regulatory Intent
The Company intends to operate in compliance with applicable United States federal and state securities laws, anti-money laundering requirements, sanctions laws, and other applicable regulations.

ARTICLE III MEMBERSHIP
3.1 Members
The Members of the Company shall consist of persons or entities admitted pursuant to this Agreement.
3.2 Membership Interests
Membership Interests may consist of:
* governance rights;
* economic rights;
* tokenized interests;
* digital securities;
* smart-contract-based ownership rights;
or combinations thereof.
3.3 Limitation of Rights
Ownership of tokens or digital assets associated with Company projects does not automatically grant managerial rights unless expressly approved by the Company.
3.4 Admission of New Members
New Members may be admitted upon approval by:
* Majority vote of governance interests; or
* Smart contract governance procedures approved by the Company.

3.5 Member Rights
Rights of Members and token holders shall be governed primarily by:
* applicable Smart Contracts;
* offering documents;
* SPV agreements;
* governance protocols;
* and applicable Wyoming law.
Such rights may include:
* voting rights;
* governance participation rights;
* economic participation rights;
* enforceable contractual rights relating to SPVs;
* and other rights expressly provided through digital asset agreements and smart contract systems.

ARTICLE IV MANAGEMENT
4.1 Management Structure
The Company shall operate under a flat organizational structure designed to support decentralized operations, collaborative governance, and efficient execution of tokenization and digital asset activities.

The Company currently maintains:
* Full-Time Personnel: Ten (10)
* Part-Time Personnel: As determined and updated by management from time to time.
The Company may engage contractors, advisors, consultants, developers, compliance professionals, and strategic partners as necessary.
4.2 Management Structure
The Company shall initially operate as a member-managed DAO LLC under Wyoming law.

4.3 Managers and Officers
The Members may appoint Managers, Officers, Advisors, Project Directors, and other personnel to oversee Company activities.

4.4 Authority
Managers or authorized Officers may:
* execute agreements;
* manage treasury operations;
* administer tokenization activities;
* coordinate exchange listings;
* supervise compliance matters;
* manage banking and custodial relationships;
* approve operational expenditures.
4.5 Founders, Directors, Officers, Advisors, and Administrative Personnel The Company may appoint or recognize individuals serving in operational, managerial, advisory, administrative, branding, technology, and strategic functions in support of the Companys activities, projects, tokenization infrastructure, business development, and ecosystem operations.
As of the Effective Date of this Agreement, the following individuals are recognized as key personnel and contributors of the Company:
Name: Virgilio Ibones III
Position: Chief Operating Officer

Name: Eliseo Jojo Prisno
Position: Project Advisor

These appointments may be amended, expanded, reassigned, or revoked by the Founders, Directors, governance approval, or authorized Company action.
4.6 Smart Contracts
The Company may utilize blockchain smart contracts to:
* automate governance;
* record ownership;
* facilitate token issuance;
* manage treasury actions;
* execute voting functions.
Any smart contracts may be upgraded, amended, or replaced upon governance approval.

ARTICLE V CAPITAL CONTRIBUTIONS
5.1 Contributions
Members may contribute:
* fiat currency;
* cryptocurrency;
* digital assets;
* intellectual property;
* contracts;
* gemstones or other RWAs;
* services approved by the Company.
5.2 Additional Contributions
No Member shall be obligated to contribute additional capital unless agreed in writing.

ARTICLE VI TOKENS AND DIGITAL ASSETS
6.1 Tokenization Activities
The Company may create, administer, market, or support digital asset projects including but not limited to:
* EMRL.D;
* RUBY.D;
* USD.D;
or other tokenized instruments.

6.2 Nature of Token Rights
Unless otherwise disclosed in offering materials:
* token holders may possess economic or governance rights only;
* token ownership does not constitute direct title to underlying assets;
* enforceable rights shall be limited to those expressly described in the governing offering documents, smart contracts, or SPV agreements.

6.3 Compliance
All token issuances shall be subject to applicable securities laws and compliance procedures including Know Your Customer (KYC)/Anti-money Laundering
(AML) requirements where applicable.
6.4 Authority to Issue Tokens
Authority to create, authorize, mint, issue, allocate, or retire digital tokens and tokenized instruments shall reside with the Companys:
* Founders; and
* Directors.
Such authority may be delegated through governance resolutions, board approvals, or smart contract authorization mechanisms.
6.5 Authority to Enter Asset Agreements
Authority to negotiate, execute, amend, or terminate:
* asset acquisition agreements;
* stockpile agreements;
* gemstone agreements;
* SPV agreements;
* tokenization agreements;
* exchange agreements;
* and other real-world asset arrangements shall reside with the Companys Founders and Directors.

ARTICLE VII PROFITS, LOSSES, AND DISTRIBUTIONS
7.1 Allocation
Profits and losses shall be allocated among Members proportionate to their ownership interests unless otherwise approved.
7.2 Distributions
Distributions, treasury allocations, token-related revenues, and economic participation rights shall be administered in accordance with:
* applicable Smart Contracts;
* SPV arrangements;
* and contractual agreements entered into by the Company, including exchange-related agreements such as those involving BitMart or similar platforms.
Distributions may be made in:
* fiat currency;
* cryptocurrency;
* stablecoins;
* digital assets;
* token buybacks;
* treasury distributions.
Distributions shall be made at such times and in such amounts as determined by the Managers or governance vote.

ARTICLE VIII VOTING
8.1 Voting Rights
Voting rights may be determined by:
* token holdings;
* membership interests;
* governance allocations;
* smart contract voting systems.

8.2 Governance Procedures
The Company may conduct governance:
* on-chain;
* off-chain;
* through written consent;
* through digital voting portals;
* through smart contract execution.

8.3 Majority Approval
Unless otherwise stated herein, actions require approval by a majority of voting interests participating in the vote.

ARTICLE IX LIMITATION OF LIABILITY; INDEMNIFICATION

9.1 Limited Liability
No Member, Manager, Officer, Advisor, or affiliate shall be personally liable for the debts, obligations, or liabilities of the Company except as required by law.

9.2 Fiduciary Duties
To the fullest extent permitted by Wyoming law, fiduciary duties may be limited, modified, or eliminated except for the implied contractual covenant of good faith and fair dealing.

9.3 Indemnification
The Company shall indemnify and hold harmless its Members, Founders, Directors, Officers, Advisors, employees, and agents from and against liabilities, claims, damages, losses, costs, and expenses incurred in connection with Company activities, except in cases involving:
* fraud;
* willful misconduct;
* gross negligence;
or knowing violation of law.
This indemnification provision shall be interpreted as a standard commercial indemnification declaration under Wyoming law.

9.4 Conflict Resolution and Approvals
Any disputes, conflicts, or governance-related approvals arising under this Agreement shall be interpreted and resolved in accordance with the laws and jurisdiction of the State of Wyoming.

ARTICLE X BOOKS, RECORDS, TAX MATTERS, AND REPORTING
10.1 Records
The Company may maintain records:
* digitally;
* through blockchain systems;
* through custodial platforms;
* through accounting systems approved by management.

10.2 Financial Reporting
The Company may prepare financial statements, token disclosures, capitalization records, and regulatory filings as required.

10.3 Tax Treatment
The Members intend for the Company to be treated as determined by applicable tax elections under United States law.

10.4 Tax Matters
Each Member shall be responsible for their own tax reporting, tax liabilities, and fiduciary obligations arising from ownership of Membership Interests, digital assets, token distributions, or related economic participation.

The Company shall not serve as fiduciary or tax advisor to any Member unless otherwise agreed in writing.

ARTICLE XI TRANSFERABILITY
11.1 Transferability
Unless otherwise restricted by applicable law, securities regulations, smart contracts, exchange requirements, or specific contractual obligations, Membership Interests and tokenized interests shall generally have no transfer restrictions imposed by the Company.

11.2 Compliance
Any transfer must comply with:
* applicable securities laws;
* sanctions laws;
* AML/KYC procedures;
and transfer conditions contained in applicable agreements or smart contracts.

ARTICLE XII DISSOLUTION
12.1 Dissolution
The dissolution, winding up, and termination of the Company shall be conducted in accordance with:
* the Wyoming Limited Liability Company Act;
* the Wyoming Decentralized Autonomous Organization Supplement;
* and other applicable Wyoming laws and regulations.

The Company may additionally implement dissolution procedures through approved governance protocols or smart contract execution mechanisms.
12.2 Winding Up
Upon dissolution:
* liabilities shall be satisfied first;
* remaining assets shall be distributed proportionately to Members;
* digital assets may be liquidated or distributed in-kind.

ARTICLE XIII NOTICE OF DAO RESTRICTIONS
NOTICE OF RESTRICTIONS ON DUTIES AND TRANSFERS
The rights of members in a decentralized autonomous organization may differ materially from the rights of members in other limited liability companies. The Wyoming Decentralized Autonomous Organization Supplement, underlying smart contracts, articles of organization, and operating agreement of a decentralized autonomous organization may define, reduce, or eliminate fiduciary duties and may restrict transfer of ownership interests, withdrawal or resignation from the decentralized autonomous organization, return of capital contributions, and dissolution of the decentralized autonomous organization.

ARTICLE XIV MISCELLANEOUS
14.1 Amendments
This Agreement may be amended by:
* majority governance vote;
* written consent of Members;
* approved smart contract governance procedures.

14.2 Governing Law
This Agreement shall be governed by the laws of the State of Wyoming.

14.3 Severability
If any provision is held unenforceable, the remaining provisions shall remain in effect.

14.4 Entire Agreement
This Agreement constitutes the entire agreement among the Members concerning the Company.

SIGNATURE PAGE
IN WITNESS WHEREOF, the undersigned Members execute this Operating Agreement effective as of the date below.



Name: Eliseo Jojo Prisno
Signature: __________________________
Title: Project Advisor
Date: ______________________________


Name: Virgilio Ibones III
Signature: __________________________
Title: Chief Operating Officer
Date: ______________________________